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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   June 1, 1999
                                                 ------------------


                         ADVANCED RADIO TELECOM CORP.
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            (Exact name of registrant as specified in its charter)



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
          Delaware               000-21091           52-1869023
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(State or Other Jurisdiction    (Commission        (IRS Employer
     of Incorporation)          File Number)     Identification No.)
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         500 108th Avenue, NE, Suite 2600, Bellevue, Washington 98004
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             (Address of principal executive offices)  (Zip Code)



Registrant's telephone number:        (425) 688-8700
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                                      N/A
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         (Former name or former address, if changed since last report)
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Item 5.   Other Events
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General
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     On June 1, 1999, Advanced Radio Telecom Corp. ("ART" or the "Company")
entered into a preferred stock purchase agreement (the "Agreement") with the purchasers listed on Schedule I to the Agreement. Subject to the terms of the Agreement, the Company has agreed to sell 2,635,908 shares of Series A convertible preferred stock and 501,592 shares of Series B non-voting convertible preferred stock, each at $80 per share, in exchange for an aggregate of $251,000,000.

     The Series A shares vote on an as-converted basis with the common stock and represent approximately 45% of the Company's outstanding common stock. The Series B shares are nonvoting. Each share of Series A preferred stock and Series B preferred stock is ultimately convertible into 10 shares of common stock. Series B shares will be convertible into voting shares only under certain circumstances described in the Certificate of Designation filed as an Exhibit to this Form 8-K. The Series A shares will automatically be converted into common stock, and the Series B shares will automatically be converted into Series C Non-Voting Preferred Stock, upon (i) a public equity offering with aggregate net proceeds of at least $75 million with a price per share of at least $18.00, (ii) if the common stock trades for at least 30 of 40 consecutive trading days in excess of $18.00 per share after June 1, 2001 and (iii) in other circumstances as set forth in the Certificate of Designation.

     In connection with the transaction, ART has issued five-year warrants to each of the purchasers to purchase an aggregate of 1,000,000 shares of common stock at a purchase price of $0.01 per share. The warrants are exercisable only if the Agreement is terminated under circumstances specified in the form of warrant filed as an exhibit to this Form 8-K.

     The purchasers are providing $50 million in bridge financing through 11% short-term senior notes, which mature on the earliest of the closing of the transaction, the date the ART shareholders fail to approve the transaction or October 29, 1999.

     ART has agreed to nominate as a Class II director a designee of U.S. Telesource, Inc., a wholly owned subsidiary of Qwest Communications International, Inc. ("Qwest"), for so long as it and its affiliates own at least one-quarter of the shares it originally purchased under the Agreement. ART has agreed to nominate as a Class I director a designee of Oak Investment Partners for so long as it and the other investors (excluding U.S. Telesource, Advent International and Columbia Capital) own at least one-quarter of the shares originally purchased under the Agreement. Under the Certificate of Designation, the preferred stockholders are entitled to elect these two nominees provided that they own at least two-sevenths of the outstanding voting securities on an as-converted basis, and are entitled to elect one nominee provided that they own at least one-seventh of the outstanding voting securities. Any board committee must include one of these nominees. Prior to the closing of the transaction, two directors will resign so that the ART Board will continue to have seven members following the transaction.

                                       2
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     For so long as it holds at least 25% of the preferred stock purchased by it or the common stock into which that preferred stock is ultimately convertible, each of the purchasers has preemptive rights as provided in the Agreement.

     ART has agreed to provide the purchasers with registration rights and the purchasers have entered into a standstill agreement. ART has amended its rights plan to accommodate the transaction.

     Consummation of the transaction is subject to ART shareholder approval, the expiration of the Hart-Scott-Rodino waiting period, and other customary closing conditions. Consummation of the investment is also subject to obtaining the consent to certain material amendments to the Indenture governing ART's Senior Notes due 2007 including, among others, (i) increasing ART's ability to incur debt, (ii) increasing ART's ability to incur liens, (iii) increasing ART's ability to make investments and engage in joint ventures, (iv) increasing ART's ability to engage in asset sales, (v) modifying the merger covenant and (vi) simplifying the covenant limiting transactions with affiliates.

     ART believes that the proposed investment will enable it to accelerate the implementation of its business plan. ART plans to build broadband wireless high-speed metropolitan area networks in 40 of the top 50 markets in the United States over the next three years. The Company is continuing to evaluate various state-of-the-art technologies for use in its networks and has agreed to beta test both point-to-multipoint and consecutive point-based wireless technologies. To this end, the Company and Lucent have agreed to amend their equipment purchase agreement to remove the Company's $240 million purchase commitment.

     In light of the proposed investment and ART's strategic relationship with Qwest, ART is also continuing to evaluate its sales strategy. ART has entered into a private line agreement, a co-location agreement, a coordinated marketing agreement and a broadband services agreement with Qwest. In the event that the investment does not occur, Qwest and ART each have the right to terminate those agreements, subject to certain conditions. Under those agreements, in addition to ART's direct service offerings, ART will provide Qwest with broadband local wireless capacity and Qwest will be ART's exclusive provider of network backbone. ART also intends to market its services to other high volume users. The two companies will also co-locate equipment and coordinate joint marketing initiatives to businesses.

     Copies of the Agreement and related agreements as well as the press release announcing the agreement are filed as exhibits to this Form 8-K and incorporated herein by reference.

                                       3
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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
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(c)  Exhibits:
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      3.3      Form of Certificate of Designation.

      4.9      Form of Amendment to Rights Plan.

     10.31 Preferred Stock Purchase Agreement among the Company and the purchasers listed therein dated as of June 1, 1999.

     10.32     Form of Stock Purchase Warrant dated as of June 1, 1999.

     10.33     Form of Promissory Note dated as of June 1, 1999.

     10.34 Standstill Agreement among the Company and certain of the purchasers dated as of June 1, 1999.

     10.35 Registration Rights Agreement among the Company and the purchasers dated as of June 1, 1999.

     10.36 First Amendment to Amended and Restated Purchase Agreement between the Company and Lucent Technologies dated May 25, 1999.

     10.37 Amendment No. 1, Waiver and Consent between the Company and Lucent Technologies dated May 26, 1999.

     99.1 Joint Press Release issued June 1, 1999 announcing the transaction.


                                       4
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ADVANCED RADIO TELECOM CORP.


Date: June 8, 1999                 By: /s/ R.S. McCambridge
                                       -----------------------------------
                                       Name:  Robert S. McCambridge
                                       Title: Executive Vice President and
                                              Chief Financial Officer

                                 EXHIBIT INDEX

     The following designated exhibits are filed herewith:

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
                                                            Page Number
                                                            -----------
Exhibit
-------
  3.3     Form of Certificate of Designation.

  4.9     Form of Amendment to Rights Plan.

 10.31 Preferred Stock Purchase Agreement among the Company and the purchasers listed therein dated as of June 1, 1999.

 10.32    Form of Stock Purchase Warrant dated
          as of June 1, 1999.

 10.33    Form of Promissory Note dated as of
          June 1, 1999.

 10.34 Standstill Agreement among the Company and certain of the purchasers dated as of June 1, 1999.

 10.35    Registration Rights Agreement among the
          Company and the purchasers dated as of
          June 1, 1999.

 10.36    First Amendment to Amended and Restated
          Purchase Agreement between the Company
          and Lucent Technologies dated May 25, 1999.

 10.37    Amendment No. 1, Waiver and Consent
          between the Company and Lucent
          Technologies dated May 26, 1999.

 99.1     Joint Press Release issued June 1, 1999
          announcing the transaction.
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